Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land & Exploration Company (which changed its name to SM Energy Company effective June 1, 2010) for the year ended December 31, 2009.  We hereby further consent to the use of information contained in our reports, and the use of our audit letter, as of December 31, 2009, relating to estimates of revenues from the Company’s oil and gas reserves, which letter was prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by the Company.  We further consent to the incorporation by reference thereof into this Registration Statement on Form S-8.

                                        /s/ RYDER SCOTT COMPANY, L.P.
                                        Ryder Scott Company, L.P.

Denver, Colorado
November 3, 2010